UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2024

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4101 NW 25th Street, Miami, FL	33142
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 28, 2024, ShiftPixy, Inc. (the “Company”) received a letter (the “Nasdaq Letter”) from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), which notifies the Company that the Staff has determined that the Company failed to comply with Nasdaq’s shareholder approval requirements set forth in Listing Rule 5635(d),1 which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price.

As set forth in the letter from the Staff, on July 12, 2023, the Company announced that it had entered into a securities purchase agreement with certain purchasers pursuant to which the Company agreed to sell, in a best-efforts public offering an aggregate of 2,066,667 units (the “Units”) at an offering price of $1.50 per Unit. The Units were comprised of common stock, pre-funded warrants, and warrants (collectively, the “Offering”). The NOCP for PIXY was $2.39 as of July 11, 2023, and the five-day average NOCP for the period then ended was $2.44. The Units were priced at $1.50, a price which is less than the Minimum Price. Further, after attributing a value of $0.125, which represents 100% warrant coverage, the discount to the Minimum Price was 40%.

The Staff noted that the Offering was characterized by the Company as a public offering in its public disclosures. However, pursuant to IM-5635-3 and FAQ 1741, the Staff determined that the Offering was not a “public offering” for the purposes of Nasdaq’s shareholder approval rules due to the type of offering, a best efforts pursuant to a placement agency agreement with A.G.P./Alliance Global Partners, and the fact that one investor purchased 96% of the Offering.

At the time of the Offering, the Company had 10,055,515 shares of common stock outstanding. As such, the offering represented greater than 20% of the common stock outstanding and as noted above was priced below the Minimum Price. In light of the foregoing, the Staff determined that the Company was required to obtain prior shareholder approval under Listing Rule 5635(d).

The Nasdaq Letter does not have any immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and the Company has 45 calendar days from the date of the Nasdaq Letter to submit a plan to regain compliance. If the Company’s plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Nasdaq Letter to evidence compliance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: March 29, 2024	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

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